Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 2, 2016

The Coca-Cola Company

One Coca-Cola Plaza
Atlanta, Georgia 30313

Re:                             The Coca-Cola Company — Senior Notes Offering

Ladies and Gentlemen:

We have acted as special counsel to The Coca-Cola Company, a Delaware corporation (the “Company”), in connection with the public offering of  €500,000,000 aggregate principal amount of its 1.100% Notes due 2036 (collectively, the “Notes”) to be issued under the Amended and Restated Indenture, dated as of April 26, 1988, as amended by the First Supplemental Indenture, dated as of February 24, 1992, and the Second Supplemental Indenture, dated as of November 1, 2007 (as so amended, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), as trustee (the “Trustee”).  On August 30, 2016, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)            the registration statement on Form S-3 (File No. 333-191953) of the Company relating to debt securities and other securities of the Company filed on October 28, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the

The Coca-Cola Company

September 2, 2016

registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii)           the prospectus, dated October 28, 2013 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii)          the preliminary prospectus supplement, dated August 30, 2016 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv)          the prospectus supplement, dated August 30, 2016, (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)           an executed copy of the Underwriting Agreement;

(vi)          the global certificate evidencing the Notes (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(vii)         an executed copy of the Indenture;

(viii)        an executed copy of a certificate of Jennifer Manning, Acting Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(ix)          a copy of the Action of Treasurer of the Company, including the form of the Note Certificate, adopted on August 30, 2016, as certified pursuant to the Secretary’s Certificate;

(x)           a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware and as in effect on the date hereof, certified pursuant to the Secretary’s Certificate;

(xi)          a copy of the Company’s Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(xii)         copies of the Company’s Certificate of Incorporation, as in effect on each of April 21, 1988, April 26, 1988, February 24, 1992, November 1, 2007, October 17, 2013, February 17, 2016 and February 18, 2016, certified pursuant to the Secretary’s Certificate;

(xiii)        copies of the Company’s Bylaws, as in effect on each of April 21, 1988, April 26, 1988, February 24, 1992, November 1, 2007, October 17, 2013, February 17, 2016 and February 18, 2016, certified pursuant to the Secretary’s Certificate;

(xiv)        copies of certain resolutions of the Board of Directors of the Company, adopted on April 21, 1988, October 17, 2013 and February 18, 2016; and

(xv)         copies of certain resolutions of the Finance Committee of the Board of Directors of the Company, adopted on February 17, 2016, certified pursuant to the Secretary’s Certificate.

The Coca-Cola Company

September 2, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties set forth in the Transaction Agreements (as defined below).

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Underwriting Agreement, the Indenture and the Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL and, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)           the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)           except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

The Coca-Cola Company

September 2, 2016

(d)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)           we call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(f)            we have assumed that the choice of euro as the currency in which the Note Certificate is denominated does not contravene any exchange control or other laws of the European Monetary Union, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(g)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinion, we have assumed that, at all applicable times: neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2015), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law), and (iv) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the headings “Legal Opinions” in the Preliminary Prospectus and “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The Coca-Cola Company

September 2, 2016

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY